UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Astrotech Corporation
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy Statement

Notice of Annual Meeting of Shareholders for the fiscal year ended June 30, 2021

Friday, March 25, 2022

9:00 a.m. (Central Time)

AT&T Hotel and Conference Center

1900 University Avenue

Austin, Texas 78705

Thomas B. Pickens III

Director Since: 2004
Age: 65
Board Committees:
Chairman of the Board

Daniel T. Russler, Jr.	Ronald (Ron) W. Cantwell	Tom Wilkinson

Director Since: 2011	Director Since: 2015	Director Since: 2018
Age: 58	Age: 78	Age: 52
Board Committees: Audit,	Board Committees: Audit	Board Committees: Audit,
Compensation, and Corporate Governance and Nominating (Chair)	(Chair), Compensation, and Corporate Governance and Nominating	Compensation (Chair), and Corporate Governance and Nominating

Eric N. Stober

With Company Since: 2008
Age: 44
Chief Financial Officer,
Treasurer, and Secretary

PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

February 2, 2022

To the Shareholders of Astrotech Corporation:

You are cordially invited to attend the Annual Meeting of Shareholders for the fiscal year ended June 30, 2021 (the “Annual Meeting”) for Astrotech Corporation (the “Company” or “Astrotech”) to be held at 1900 University Avenue, Austin, Texas 78705 on March 25, 2022, at 9:00 a.m. (Central time). Information about the Annual Meeting, the nominees for directors, and the proposals to be considered are presented in this Notice of Annual Meeting and the Proxy Statement on the following pages. At the meeting you will be asked:

i.	to elect four directors to the Company’s Board of Directors;
ii.	to ratify the appointment of Armanino LLP as our Independent Registered Public Accounting Firm for the 2022 fiscal year;
iii.	to vote on an advisory, non-binding resolution regarding executive compensation (Say-on-Pay); and
iv.	to transact such other business as may properly come before the meeting and any related adjournments or postponements.

The Board of Directors has approved these proposals and the Company urges you to vote in favor of these proposals and such other matters as may be submitted to you for a vote at the Annual Meeting. The Board of Directors has fixed the close of business on January 28, 2022 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting.

This Proxy Statement and accompanying proxy card are being mailed to our shareholders along with the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2021 (the “Form 10-K”). Voting can be completed by returning the proxy card, by telephone at 1-888-457-2959 or online at www.proxyvoting.com/ASTC. Only your latest-dated proxy card will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in this Proxy Statement. Further detail can be found on the proxy card and in the “Voting of Proxies” section included below.

Important notice regarding the availability of proxy materials of the Annual Meeting to be held on March 25, 2022. This Proxy Statement and Form 10-K are available at www.astrotechcorp.com under the heading “Investors.”

Thank you for your assistance in voting your shares promptly.

By Order of the Board of Directors,

Eric Stober Chief Financial Officer, Treasurer and Secretary Austin, Texas

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE
MEETING, PLEASE MARK, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN
THE ENCLOSED ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT
THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH
TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished to holders of Astrotech's common stock, $0.001 par value per share (“Common Stock”), as of the record date January 28, 2022 in connection with the solicitation by the Board of Directors of Astrotech Corporation, a Delaware corporation, of proxies to be voted at the Annual Meeting to be held on March 25, 2022, at 9:00 a.m. (Central time) at 1900 University Avenue, Austin, Texas 78705. This Proxy Statement, the accompanying proxy card, and the Form 10-K are being distributed to shareholders on or about February 2, 2022.

At the meeting you will be asked:

i.	to elect four directors to the Company’s Board of Directors;
ii.	to ratify the appointment of Armanino LLP as our Independent Registered Public Accounting Firm for the 2022 fiscal year;
iii.	to vote on an advisory, non-binding resolution regarding executive compensation (Say-on-Pay); and
iv.	to transact such other business as may properly come before the meeting and any related adjournments or postponements.

Internet Availability of Proxy Materials

In addition to mailing paper copies of the Company’s Proxy Statement and Form 10-K, Astrotech is making these materials available to its shareholders via the internet. The Proxy Statement and Form 10-K are available free of charge at www.astrotechcorp.com under the heading “For Investors.”

Record Date and Voting Securities

The Board of Directors has fixed the close of business on January 28, 2022 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. As of the record date, there were 49,569,113 shares of Common Stock outstanding, which includes 1,994,337 shares of restricted stock with voting rights. Holders of common stock and restricted stock with voting rights are entitled to notice of the Annual Meeting and to one vote per share of common stock owned and restricted stock with voting rights granted at the Annual Meeting as of the record date. No shareholder will be allowed to cumulate votes.

Proxies

The Board of Directors is soliciting a proxy in the form accompanying this Proxy Statement for use at the Annual Meeting and will not vote the proxy at any other meeting. Mr. Thomas B. Pickens III is the person named as proxy on the proxy card accompanying this Proxy Statement and who the Board of Directors has selected to serve in such capacity. Mr. Pickens is Chairman of the Board of Directors and Chief Executive Officer of Astrotech Corporation. In the event that Mr. Pickens cannot serve in such capacity, Mr. Eric N. Stober will be named as proxy. Mr. Stober is the Chief Financial Officer, Treasurer, and Secretary of the Company.

Revocation of Proxies

Each shareholder giving a proxy has the power to revoke it at any time before the shares represented by that proxy are voted. Revocation of a proxy is effective when the Secretary of the Company receives either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a shareholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.

Voting of Proxies

Because many Astrotech shareholders are unable to attend the Annual Meeting, the Board of Directors solicits proxies to give each shareholder an opportunity to vote on all matters scheduled to come before the meeting as set forth in this Proxy Statement. Shareholders are urged to carefully read the material in this Proxy Statement and vote through one of the following methods:

i.	Fully completing, signing, dating and timely mailing the proxy card;
ii.	Calling 1-888-457-2959 and following the instructions provided on the phone line; or

iii.	Accessing the internet voting site at www.proxyvoting.com/ASTC and following the instructions provided on the website.

Please keep your proxy card with you when voting via the telephone or internet. All votes via the telephone or internet must be submitted by 11:59 p.m. (Eastern-time) on March 24, 2022 in order to be counted. Each proxy card that is (i) properly executed, (ii) timely received by the Company before or at the Annual Meeting, and (iii) not properly revoked by the shareholder pursuant to the instructions above will be voted in accordance with the directions specified on the proxy and otherwise in accordance with the judgment of the persons designated therein as proxies. If no choice is specified and the proxy is properly signed and returned, the shares will be voted by the Board appointed proxy in accordance with the recommendations of the Board of Directors.

Beneficial owners, who own shares through a broker-dealer or other financial institution can vote by returning the voting instruction form or by following the instructions for voting via telephone or the Internet provided by the broker-dealer or other financial institution.  If you own shares in multiple accounts or in more than one name, you may receive multiple sets of proxy material.  Please vote all your shares.

Vote Required for Quorum

The holders of at least one-third of all of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting, whether present in person or represented by proxy, will constitute a quorum.

Vote Required for Director Elections

The election of the four directors requires the vote of a plurality of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon (meaning that the director nominees who receive the highest number of shares voted “for” their election are elected). Abstentions will have no effect on the election of directors since only votes “For” a nominee will be counted.

Vote Required for Auditor Ratification and Say-on-Pay

The ratification of the appointment of Armanino LLP as our Independent Registered Public Accounting Firm for the 2022 fiscal year and the non-binding approval of our executive compensation require the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting by the holders of Common Stock. Abstentions will have no effect on Proposals 2 and 3.

Method of Tabulation and Broker Voting

One or more inspectors of election appointed for the meeting will tabulate the votes cast in person or by proxy at the Annual Meeting and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Many of the Company’s shares of common stock are held in “street name,” meaning that a depository, broker-dealer or other financial institution holds the shares in its name, but such shares are beneficially owned by another person. Generally, a street name holder must receive direction from the beneficial owner of the shares to vote on issues other than routine shareholder matters such as the ratification of auditors. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered present and entitled to vote at the Annual Meeting for such matter. Proposal 1 is considered non-routine and brokers are prohibited from voting in the absence of instructions from the beneficial owners; therefore, broker non-votes will have no effect on determinations of plurality for Proposal 1. Proposal 2 is considered a “routine” matter; therefore, brokers will be able to vote uninstructed shares in their discretion on Proposal 2. For Proposal 3, brokers may not vote on this proposal without instructions from the beneficial owners, therefore broker non-votes will have no effect on the outcome for that proposal.

Form 10-K

The Form 10-K is being mailed to you with this proxy statement. The Form 10-K and other periodic reports of the Company are also available through the Securities and Exchange Commission's (“SEC”) website at www.sec.gov and the Company’s website at www.astrotechcorp.com under the heading “Investors.” Shareholders may obtain, without charge, additional copies of the Company’s 2021 Annual Report on Form 10-K. For copies, please contact Investor Relations at IR@astrotechcorp.com or at the address of the Company’s principal executive office: Astrotech Corporation, 2105 Donley Drive, Suite 100, Austin, Texas 78758. The references to our or other websites in this proxy statement are inactive textual references only. The information on our or other websites is not incorporated by reference into this proxy statement.

CORPORATE GOVERNANCE

The Company’s business affairs are managed under the direction of our Board of Directors in accordance with the Delaware General Corporation Law and the Certificate of Incorporation and Bylaws of the Company. The role of the Board of Directors is to effectively govern the affairs of the Company for the benefit of the Company’s shareholders and to ensure that Astrotech’s activities are conducted in a responsible and ethical manner. The Board of Directors strives to ensure the success of the Company through the election and appointment of qualified management, which regularly keeps members of the Board of Directors informed regarding the Company’s business and industry. The Board of Directors is committed to the maintenance of sound corporate governance principles.

The Company operates under corporate governance principles and practices that are reflected in a set of written Corporate Governance Policies which are available on the Company’s website at www.astrotechcorp.com under the heading “Investors.” These include the following:

•	Code of Ethics and Business Conduct
•	Code of Ethics for Senior Financial Officers
•	Shareholder Communications with Directors Policy
•	Complaint and Reporting Procedures for Accounting and Auditing Matters
•	Audit Committee Charter
•	Compensation Committee Charter
•	Corporate Governance and Nominating Committee Charter

Code of Ethics and Business Conduct

The Company’s Code of Ethics and Business Conduct applies to all directors, officers, and employees of Astrotech. The key principles of this code include acting legally and ethically, speaking up, getting advice, and dealing fairly with the Company’s shareholders. The Code of Ethics and Business Conduct is available on the Company’s website at www.astrotechcorp.com under the heading “Investors” and a copy is available to the Company’s shareholders upon request. The Code of Ethics and Business Conduct meets the requirements for a “Code of Conduct” under NASDAQ rules.

Code of Ethics for Senior Financial Officers

The Company’s Code of Ethics for Senior Financial Officers applies to the Company’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and Controller. The key principles of this Code include acting legally and ethically, promoting honest business conduct, and providing timely and meaningful financial disclosures to the Company’s shareholders. The Code of Ethics for Senior Financial Professionals is available on the Company’s website at www.astrotechcorp.com under the heading “Investors” and a copy is available to the Company’s shareholders upon request. The Code of Ethics for Senior Financial Professionals meets the requirements of a “Code of Ethics” under SEC rules.

Shareholder Communications with Directors Policy

The Company’s Shareholder Communications with Directors Policy provides a medium for shareholders to communicate with the Board of Directors. Under this policy, shareholders may communicate with the Board of Directors or specific Board members by sending a letter to Astrotech Corporation, Shareholder Communications with the Board of Directors, Attn: Secretary, 2105 Donley Drive, Suite 100, Austin, Texas 78758. Such communications should specify the intended recipient or recipients. All such communications, other than unsolicited commercial solicitations, will be forwarded to the appropriate director, or directors, for review.

Complaint and Reporting Procedures for Accounting and Auditing Matters

The Company’s Complaint and Reporting Procedures for Accounting and Auditing Matters provide for the (i) receipt, retention, and treatment of complaints, reports, and concerns regarding accounting, internal accounting controls, or auditing matters and (ii) confidential, anonymous submission of complaints, reports, and concerns by employees regarding questionable accounting or auditing matters. Complaints may be made to a toll-free independent “Integrity Helpline” telephone number and to a dedicated e-mail address. Complaints received are logged by the Company’s legal counsel, communicated to the Company’s Audit Committee, and investigated under the direction of the Company’s Audit Committee. In accordance with Section 806 of the Sarbanes-Oxley Act of 2002, these procedures prohibit the Company from taking adverse action against any person submitting a good faith complaint, report, or concern.

The Board of Directors Role in Risk Oversight

The Board has determined that the combined role of Chairman and CEO is appropriate for the Company as it promotes unified leadership and direction for the Company, allowing for a single, clear focus for management to execute the Company’s strategy and business plans. This structure also avoids the added costs and inefficiencies that would result by mandating an independent Chairman. The Board believes that the governance structure allows the Board to effectively work with the combined role of Chairman and CEO.

The Board of Directors strives to balance the risk and return ratio for all Astrotech shareholders. In doing so, management maintains regular communication with the Board of Directors, both on a formal and informal basis. This includes conversations on the state of the business, the industry, and the overall economic environment with Astrotech management during formal Board of Directors meetings, formal Committee meetings, and in more frequent informal conversations. Additionally, the Board of Directors utilizes its committees to consider specific topics which require further focus, skill sets, and/or independence. The Audit Committee coordinates the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures, and code of conduct. Management regularly reports to the Audit Committee on these areas. The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Corporate Governance Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with Board of Directors’ organization, membership and structure, succession planning for directors, and corporate governance.

Board of Directors

The Board held a total of seven meetings during fiscal year 2021 and acted seventeen times by written consent. All of our directors are expected to attend each meeting of our Board and the committees on which they serve and are encouraged to attend annual shareholder meetings, to the extent reasonably possible. All directors attended 95% of the aggregate of the meetings of our Board and committees on which they served in fiscal year 2021 held during the period in which they served as directors. All four of our directors attended our 2020 annual meeting of shareholders.

Committees of the Board of Directors

During fiscal year 2021, the Board of Directors had three standing committees: an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee.

Each such committee currently consists of three persons, and each member of the Audit, Compensation, and Corporate Governance and Nominating Committees meet the independence requirements of the NASDAQ’s Listing Rules.

The Company periodically reviews, both internally and with the Board of Directors, the provisions of the Sarbanes-Oxley Act of 2002 and the rules of the SEC and NASDAQ regarding corporate governance policies, processes, and listing standards. In conformity with the requirement of such rules and listing standards, we have adopted a written Audit Committee Charter, a Compensation Committee Charter, and a Corporate Governance and Nominating Committee Charter, each of which may be found on the Company’s website at www.astrotechcorp.com under the heading “Investors” or by writing to Astrotech Corporation, Attn: Investor Relations, 2105 Donley Drive, Suite 100, Austin, Texas 78758 and requesting copies.

Audit Committee

The Audit Committee is composed solely of independent directors that meet the requirements of NASDAQ and SEC rules and operates under a written charter adopted by the Audit Committee and approved by the Board of Directors. The charter is available on the Company’s website at www.astrotechcorp.com under the heading “Investors.” The Audit Committee is responsible for appointing and compensating a firm of independent auditors to audit the Company’s financial statements, as well as oversight of the performance and review of the scope of the audit performed by the Company’s Independent Registered Public Accounting Firm. The Audit Committee also reviews audit plans and procedures, changes in accounting policies, and the use of the independent auditors for non-audit services. As of the end of fiscal year 2021, the Audit Committee consisted of Messrs. Cantwell (Chairman), Russler, and Wilkinson.

During fiscal year 2021, the Audit Committee met four times. The Board of Directors has determined that each of Messrs. Cantwell, Russler, and Wilkinson met the qualification guidelines as an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of Armanino LLP, the Company’s independent auditor. Audit Committee policy requires the pre-approval of all audit and permissible non-audit services to be provided by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. The policy, as amended, provides for the general pre-approval of specific types of services and gives detailed guidance to management as to the specific audit, audit-related, and tax services that are eligible for general pre-approval. For both audit and non-audit pre-approvals, the Audit Committee will consider whether such services are consistent with applicable law and SEC rules and regulations concerning auditor independence.

The policy delegates to the Chairman of the Audit Committee the authority to grant certain specific pre-approvals, provided that the Chairman of the Audit Committee is required to report the granting of any pre-approvals to the Audit Committee at its next regularly scheduled meeting. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve services performed by the independent auditor.

Requests for pre-approval of services must be detailed as to the particular services proposed to be provided and are to be submitted by the CFO. Each request generally must include a detailed description of the type and scope of services, a proposed staffing plan, a budget of the proposed fees for such services, and a general timetable for the performance of such services.

The Report of the Audit Committee can be found in this Proxy Statement following the Proposal 2 description.

Compensation Committee

The Compensation Committee is composed solely of independent directors that meet the requirements of NASDAQ and SEC rules and operates under a written charter adopted by the Compensation Committee and approved by the Board of Directors in May 2004 and amended in May 2005. The charter is available on the Company’s website at www.astrotechcorp.com under the heading “Investors.” The Compensation Committee is responsible for determining the compensation and benefits of all executive officers of the Company and establishing general policies relating to compensation and benefits of employees of the Company. The Compensation Committee is delegated all authority of the Board of Directors as may be required or advisable to fulfill the purposes of the Compensation Committee. Meetings may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of the Board of Directors, consultants or advisors, and such other persons as the Compensation Committee or its chairperson may determine in an informational or advisory capacity.

The Board of Directors annually considers the performance of our Chief Executive Officer. Meetings to determine the compensation of the CEO must be held in executive session. Meetings to determine the compensation of any officer of the Company other than the CEO may be attended by the CEO, but the CEO may not vote on these matters.

The Compensation Committee also administers the Company’s 2021 Omnibus Equity Incentive Plan in accordance with the terms and conditions set forth in that plan. As of the end of fiscal year 2021, the Compensation Committee consisted of Messrs. Wilkinson (Chairman), Russler, and Cantwell. During fiscal year 2021, the Compensation Committee met two times.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee was created by the Board of Directors. The Corporate Governance and Nominating Committee is comprised solely of independent directors that meet the requirements of Nasdaq and SEC rules and operates under a written charter adopted by the Corporate Governance and Nominating Committee and approved by the Board of Directors. The charter is available on the Company’s website at www.astrotechcorp.com under the heading “Investors.” The primary purpose of the Corporate Governance and Nominating Committee is to provide oversight on the broad range of issues surrounding the composition and operation of the Board of Directors, including identifying individuals qualified to become Board of Directors members and recommending director nominees for the next Annual Meeting of Shareholders. As of the end of fiscal year 2021, the Corporate Governance and Nominating Committee consisted of Messrs. Russler (Chairman), Cantwell, and Wilkinson. During fiscal year 2021, the Corporate Governance and Nominating Committee did not meet.

Director Nomination Process

Regarding nominations for directors, the Corporate Governance and Nominating Committee identifies nominees in various ways. The Corporate Governance and Nominating Committee considers the current directors that have expressed interest in, and that continue to satisfy, the criteria for serving on the Board of Directors. Other nominees may be proposed by current directors, members of management, or by shareholders. From time to time, the Corporate Governance and Nominating

Committee may engage a professional firm to identify and evaluate potential director nominees. Regarding the skills of the director candidate, the Corporate Governance and Nominating Committee considers individuals with industry and professional experience that complements the Company’s goals and strategic direction. The Corporate Governance and Nominating Committee has established certain criteria it considers as guidelines in considering nominations for the Board of Directors. The criteria include:

•	the candidate’s independence;
•	the candidate’s depth of business experience;
•	the candidate’s availability to serve;
•	the candidate’s integrity and personal and professional ethics;
•	the diversity of experience and background relative to the Board of Directors as a whole; and
•	the need for specific expertise on the Board of Directors.

The above criteria are not exhaustive and the Corporate Governance and Nominating Committee may consider other qualifications and attributes which they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors. In order to ensure that the Board of Directors consists of members with a variety of perspectives and skills, the Corporate Governance and Nominating Committee has not set any minimum qualifications and also considers candidates with appropriate non-business backgrounds. Other than ensuring that at least one member of the Board of Directors is a financial expert and a majority of the Board of Directors meet all applicable independence requirements, the Corporate Governance and Nominating Committee looks for how the candidate can adequately address his or her fiduciary requirement and contribute to building shareholder value. With regards to diversity, the Company does not have a formal policy for the consideration of diversity in Board of Director candidates, but Company practice has historically considered this in director nominees and the Company expects to continue to in future nomination and review processes.

The Corporate Governance and Nominating Committee will consider, for possible Board endorsement, director candidates recommended by shareholders. For purposes of the 2021 Annual Meeting, the Governance and Nominating Committee will consider any nominations received by the Secretary from a shareholder of record on or before January 16, 2022. Any such nomination must be made in writing, must be accompanied by all nominee information that is required under the federal securities laws, and must include the nominee’s written consent to serve as a director if elected. The nominee must be willing to allow the Company to complete a background check. The nominating shareholder must submit their name and address, as well as that of the beneficial owner, if applicable, and the class and number of shares of Astrotech common stock that are owned beneficially and of record by such shareholder and such beneficial owner. Finally, the nominating shareholder must discuss the nominee’s qualifications to serve as a director.

Director Attendance at Annual Shareholder Meetings

The Board of Directors members are expected to attend our annual shareholder meetings. All four of our directors attended our previous Annual Meeting of Shareholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers, and persons who beneficially own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the SEC. Such directors, executive officers, and greater than 10% shareholders are required by SEC regulation to furnish to the Company copies of all Section 16(a) forms they file. Due dates for the reports are specified by those laws, and the Company is required to disclose in this document any failure in the past fiscal year to file by the required dates. Based upon a review of the copies of such forms furnished to us, we believe that all filings required to be made pursuant to Section 16(a) of the Exchange Act during the year ended June 30, 2021 (and the subsequent period through the date of this proxy statement) were filed in a timely manner, except that Ronald W. Cantwell, Daniel T. Russler, Jr. and Tom Wilkinson, all members of the Board of Directors, each filed one late report to date with respect to two transactions involving shares granted to each director of 9,398 shares of Common Stock and 11,905 shares of Common Stock.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Corporate Governance and Nominating Committee, which is comprised entirely of independent directors, has carefully considered all director nominees. Upon the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has nominated Thomas B. Pickens III, Daniel T. Russler, Jr., Ronald W. Cantwell, and Tom Wilkinson to the Board of Directors to serve as directors until the 2022 Annual Meeting of Shareholders. Each nominee has agreed to serve if elected.

All directors shall hold office until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified, or their earlier removal, death, retirement, disqualification or resignation from office. The Company’s Certificate of Incorporation authorizes the Board of Directors from time to time to determine the number of its members subject to the limitations specified therein. Vacancies in unexpired terms and any additional director positions created by Board action may be filled by action of the existing Board of Directors at that time, and any director who is appointed in this fashion will serve until the next Annual Meeting of Shareholders and until a successor is duly elected and qualified, or their earlier removal, death, retirement, disqualification or resignation from office.

The Board of Directors has determined that three of the four director nominees (indicated by asterisk in the table below) have no relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and are “independent directors” as defined by Rule 5605(a)(2) of the NASDAQ’s Listing Rules.

Not less than annually, the Board of Directors undertakes the review and approval of all related party transactions. Related party transactions include transactions valued at greater than $120,000 between the Company and any of the Company’s executive officers, directors, nominees for director, holders of greater than 5% of Astrotech’s shares, and any of such parties’ immediate family members. The purpose of this review is to ensure that such transactions, if any, were approved in accordance with our Code of Ethics and Business Conduct and for the purpose of determining whether any of such transactions impacted the independence of such directors. During fiscal year 2021, the Company held two secured promissory notes totaling $2.5 million with Mr. Thomas B. Pickens, III, the Company’s Chief Executive Officer and Chairman of the Board of Directors. The promissory notes originally matured on September 5, 2020; however, on August 24, 2020, the Company and Mr. Pickens agreed to extend the maturity date of the promissory notes to September 5, 2021. On September 3, 2021, the Company and Mr. Pickens further amended the promissory notes, whereby (i) one note was paid in full and cancelled with payment of the outstanding principal amount of $1.0 million plus accrued interest of $172,000 and (ii) the other note’s maturity date was extended to September 5, 2022 (unless due and payable earlier by acceleration or otherwise) and the outstanding principal amount was reduced to $500,000 with payment of a principal amount of $1.0 million plus accrued interest of $330,000. Except as set forth above, there were no other related party transactions during fiscal year 2021. The Board has affirmatively determined that none of the independent directors is an officer or employee of the Company or any of Astrotech’s subsidiaries and none of such persons have any relationships which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Ownership of a significant amount of our stock, by itself, does not constitute a material relationship.

The Board of Directors held seven meetings during the fiscal year ended June 30, 2021 and all directors attended 95% of the meetings of the Board of Directors and committees. The members of each committee and the chair of each committee are appointed annually by the Board of Directors.

Information about the number of shares of Common Stock beneficially owned by each director appears later in this Proxy Statement under the heading “Security Ownership of Directors, Executive Officers, and Principal Shareholders.”

Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEES:

Thomas B. Pickens III	Ronald W. Cantwell *
Daniel T. Russler, Jr. *	* Indicates independent director
Tom Wilkinson *

INFORMATION ABOUT DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

Current Directors Nominated for Re-election

Thomas B. Pickens III
Chairman and Chief Executive Officer of Astrotech Corporation

Mr. Pickens currently serves as Chairman of the Board and Chief Executive Officer of Astrotech Corporation (Nasdaq: ASTC) and has held that position since January 2007. Mr. Pickens also currently serves as CEO of the Astrotech subsidiaries Astrotech Technologies Inc, 1st Detect. AgLAB Inc., and BreathTech Corporation.

From 1982 to 1984, Mr. Pickens was the founder and President of Beta Computer Systems, Inc.; from 1985 to 1995, founder and President of T.B. Pickens & Co.; from 1986 to 1988, founder and General Partner of Grace Pickens Acquisition Partners L.P.; from 1988 to 1989, founder and Managing Partner of Sumpter Partners. From 1988 to 1994, Mr. Pickens was the CEO of Catalyst Energy Corporation and CEO of United Thermal Corporation (NYSE), President of Golden Bear Corporation, President of United Hydro, Inc., President of Slate Creek Corporation and President of Eury Dam Corporation. From 1995 to 2003, Mr. Pickens was the founder and CEO of U.S. Utilities, The Code Corporation, Great Southern Water Corp., South Carolina Water & Sewer, Inc. and the founder and Managing Partner of Pickens Capital Income Fund L.P. From 2004 to 2006, he was the Co-Chairman of the Equity Committee during the bankruptcy of Mirant Corp. (Nasdaq: MIRKQ).

Mr. Pickens is currently the Chairman of the Board of Astrotech Corporation, Astrotech Technologies, Inc., 1st Detect Corporation, AgLAB, Inc., and BreathTech Corporation. He also currently serves on the board of NaturalShrimp Incorporated (OTC: SHMP) and Chroma, Inc. Mr. Pickens was previously the Chairman of the Board of Xplore Technologies Corporation (Nasdaq: XPLR) until it was sold to Zebra Technologies (Nasdaq: ZBRA) in July 2018. He has served as the Chairman of the Board of Astrotech Space Operations, Inc., Beta Computer Systems, Inc., Catalyst Energy Corporation, United Thermal (NYSE), Century Power Corporation, Vidilia Hydroelectric Corporation, U.S. Utilities, Great Southern Water Corp. and South Carolina Water & Sewer, Inc. He has served as a member on the boards of Trenwick America Reinsurance Corporation, Spacehab Inc. (Nasdaq), Advocate MD, Optifab, Inc. (Nasdaq) and was the New York chapter Chairman of United Shareholders Association, a shareholders’ rights organization.

Daniel T. Russler, Jr.
Principal, Family Asset Management, LLC

Daniel Russler has more than 30 years of capital markets, development and entrepreneurial experiences, including an extensive background in sales and trading of a broad variety of equity, fixed income and private placement securities. Since 2003, Mr. Russler has been the Principal Partner of Family Asset Management, LLC, a multi-family office providing high net worth individuals and families with financial services. Mr. Russler has held portfolio and risk management positions at First Union Securities, Inc., J.C. Bradford & Co., William R. Hough & Co., New Japan Securities International, and Bankers Trust Company.

Mr. Russler received an MBA from the Owen Graduate School of Management at Vanderbilt University and a Bachelor's degree in English and Political Science from the University of North Carolina. Mr. Russler has extensive knowledge of finance, entrepreneurship, investment allocation and capital raising matters that the Board of Directors feels will add value to the Company for the shareholders. The Board of Directors has determined that Mr. Russler meets the qualification guidelines as an “audit committee financial expert” as defined by the SEC rules. Mr. Russler has served as the Chairman of the Governance and Nominating Committee since 2016 and also serves on both the Audit Committee and the Compensation Committee.

Ronald (Ron) W. Cantwell
President, VC Holdings, Inc.

Ron Cantwell is President of VC Holdings, Inc., through which Mr. Cantwell provides advisory services in corporate and project investment structuring, mergers and acquisitions, financial restructuring and operations management. He has spent nineteen years in public accounting, most recently as a Tax Partner in the Ernst & Young, LLP Dallas office.

Mr. Cantwell graduated with honors from the University of Wisconsin in Madison and is licensed as a certified public accountant.  Mr. Cantwell has a 47-year background in corporate and project investment structuring, mergers and acquisitions, financial/tax/regulatory restructuring and reporting and operational management. The Board of Directors has determined that Mr. Cantwell meets the qualification guidelines as an “audit committee financial expert” as defined by the SEC rules.  Mr. Cantwell has served as the Chairman of the Audit Committee since 2015 and also serves on the Compensation Committee and the Corporate Governance and Nominating Committee.

Tom Wilkinson
Chief Executive Officer, Sonim Technologies

Mr. Wilkinson is a professional advisor and consultant through his business, Wilkinson & Company, which he founded in 2014 to provide turn around, M&A and business growth advisory services.  He has served as the Chief Executive Officer of Sonim Technologies (Nasdaq:SONM) and Cipherloc Corporation (OTCBB:CLOK), and continues to serve as Chairman of the Board for Cipherloc.  He was also the former Chief Executive Officer of Xplore Technologies Corp. (Nasdaq:XPLR) which was sold to Zebra Technologies in July 2018. Prior to becoming the Chief Executive Officer of Xplore Technologies Corp., Mr. Wilkinson served as the Chief Financial Officer of this international rugged tablet company. Prior to his tenure at Xplore, he served as Chief Financial Officer for Amherst Holdings, a financial services company focused on real estate and real estate financing. In this role, Mr. Wilkinson took part in the successful sale of Amherst’s broker dealer subsidiary, significant capital generation for new strategies and the spin-off of one of the largest single-family equity businesses in the United States. Mr. Wilkinson was the co-founder and Managing Partner of PMB Helin Donovan, a multi-office regional accounting firm where he led the growth of the firm both organically and through acquisition to one of the top 200 firms in the United States. His clients included a large number of US Public Companies and international businesses.

Mr. Wilkinson has brought to our Board significant financial experience, as well as mergers and acquisitions, international business and executive compensation expertise after joining the Board and becoming Chairman of the Compensation Committee in October 2018. He has both Master’s and Bachelor’s degrees from the University of Texas and is a Certified Public Accountant in Texas and Colorado. The Board of Directors has determined that Mr. Wilkinson meets the qualification guidelines as an “audit committee financial expert” as defined by the SEC rules. Mr. Wilkinson has served as the Chairman of the Compensation Committee since 2018 and also serves on the Audit Committee and the Corporate Governance and Nominating Committee.

Board Diversity Matrix

The following matrix is provided in accordance with applicable Nasdaq listing requirements:

Board Diversity Matrix as of January 28, 2022
Total Number of Directors	4
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	—	4	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
White	—	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

Director Independence and Financial Experts

The Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee charters require that each member meet: (i) all applicable criteria defining “independence” that may be prescribed from time to time under NASDAQ Listing Rule 5605(a)(2), Rule 10A-(3) under the Securities Exchange Act of 1934 and other related rules and listing standards and (ii) the criteria for a “non-employee director” within the meaning of Rule 16b-3 promulgated by the SEC under the Securities Exchange Act of 1934.

The Company’s Board of Directors also annually makes an affirmative determination that all such “independence” standards have been and continue to be met by the independent directors and members of each of the three committees, that each director qualifying as independent is neither an officer nor an employee of Astrotech or any of its subsidiaries nor an individual that has any relationship with Astrotech or any of its subsidiaries, or with management (either directly or as a partner, shareholder or officer of an entity that has such a relationship) which, in the Board of Directors’ opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, a director is presumptively considered not independent if:

•	The director, at any time within the past three years, was employed by Astrotech or any of its subsidiaries;
•

The director or a family member received payments from Astrotech or any of its subsidiaries in excess of $120,000 during any period of twelve consecutive months within the preceding three years (other than for Board or Committee service, from investments in the Company’s securities or from certain other qualifying exceptions);

•

The director is, or has a family member who is, a partner, an executive officer or controlling shareholder of any entity to which Astrotech made to or received from payments for property or services in the current or in any of the prior three years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more (other than, with other minor exceptions, payments arising solely from investments in the Company’s securities);

•	The director is, or has a family member who is, employed as an executive officer of Astrotech or any of its subsidiaries any time within the prior three years;
•

The director is, or has a family member who is, employed as an executive officer of another entity where at any time within the prior three years any of Astrotech’s officers served on the compensation committee of the other entity; or

•

The director is, or has a family member who is, a current partner of Astrotech Corporation’s independent auditing firm, or was a partner or employee of that firm who worked on the Company’s audit at any time during the prior three years.

The Board of Directors has determined each of the following directors and director nominees to be an “independent director” as such term is defined by Rule 5605(a)(2) of the NASDAQ Listing Rules: Daniel T. Russler, Jr., Ronald W. Cantwell, and Tom Wilkinson.

The Board of Directors has also determined that each member of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee during the past fiscal year and the proposed nominees for the upcoming fiscal year meets the independence requirements applicable to those Committees prescribed by NASDAQ and SEC rules.

Certain Relationships and Related Transactions

Except as set forth above under the section heading “Proposal 1-Election of Directors”, there were no other transactions or series of similar transactions to which we were a party, and there is currently no proposed transactions or series of similar transactions to which we will be a party, in which the amount involved exceeded or will exceed the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any related person had or will have a direct or indirect material interest.

Director or Officer Involvement in Certain Legal Proceedings

The Company’s directors and executive officers were not involved in any legal proceedings described in Item 401(f) of Regulation S-K in the past ten years.

On April 15, 2021, a putative stockholder of the Company commenced a class action and derivative lawsuit in the Delaware Court of Chancery, Stein v. Pickens, et al., C.A. No. 2021-0322-JRS (the “Stein Action”), in which it was alleged, among other things, that the Company improperly included broker non-votes in the tabulation of votes counted in favor to approve an amendment to the Company’s Certificate of Incorporation (the “2020 Certificate Amendment”) and, thus the 2020 Certificate Amendment was defective. The Company investigated those allegations and does not believe that the filing and effectiveness of the 2020 Certificate Amendment was either invalid or ineffective.  Nevertheless, to resolve any uncertainty, on April 30, 2021, the Company filed a validation proceeding in the Delaware Court of Chancery, In re Astrotech Corporation, C.A. No. 2021-0380-JRS, pursuant to Section 205 of the Delaware General Corporation Law.  On October 6, 2021, the Delaware Court of Chancery granted the Company’s request and confirmed and validated the 2020 Certificate Amendment.  Thereafter, a settlement in principle was reached with the Plaintiffs in the Stein Action and the parties to the Stein Action presently anticipate presenting the settlement for approval in the first half of 2022.

Further information regarding the Stein Action and the Section 205 Action is provided in the Schedule 14A proxy statement amendment and supplement filed by the Company with the Securities and Exchange Commission on April 29, 2021.

Executive Officers and Key Employees of the Company Who Are Not Nominees

Set forth below is a summary of the background and business experience of the executive officers of the Company who are not also nominees of the Board of Directors:

Eric N. Stober
Chief Financial Officer, Treasurer and Secretary

Eric Stober joined Astrotech Corporation in 2008 and was promoted to Chief Financial Officer, Treasurer and Secretary in 2013. Mr. Stober brings significant experience in private equity, finance and business start-ups. Prior to joining Astrotech Corporation, he worked for Virtus Capital Partners analyzing prospective middle market private equity investments. Additionally, Mr. Stober founded or co-founded several companies, including a web advertising company, a small business tax and financial advisory firm, a sports-based media and entertainment company, and a service provider sourcing company. He has also helped numerous companies raise start-up or growth capital. Mr. Stober began his professional career working for both The Ayco Company, which was acquired by Goldman Sachs (NYSE: GS), and Lehman Brothers (formerly NYSE: LEH), where he helped wealthy individuals and families manage their investments, taxes, insurance, estate plans, and compensation and benefits.

Mr. Stober has an MBA from the McCombs School of Business at the University of Texas where he was the President of the MBA Entrepreneur Society. He also has an undergraduate degree in Finance from the University of Illinois where he graduated with honors.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL SHAREHOLDERS

The following table sets forth as of January 28, 2022 certain information regarding the beneficial ownership of outstanding Common Stock held by (i) each person known by the Company to be a beneficial owner of more than 5% of any outstanding class of the Company’s capital stock, (ii) each of the Company’s directors and director nominees, (iii) the Company’s Chief Executive Officer and two most highly compensated executive officers at the end of the Company’s last completed fiscal year, and (iv) all directors and executive officers of the Company as a group. Unless otherwise described below, each of the persons listed in the table below has sole voting and investment power with respect to the shares indicated as beneficially owned by each party.

Name and Address of Beneficial Owners	Shares of Common Stock (#)	Unvested Restricted Stock Grants (#)	Shares Subject to Options Exercisable Within 60 Days of January 28, 2022	Preferred Shares with an Option to Convert on a 1:1 Basis	Total Number of Shares Beneficially Owned	Percentage of Class (1)
Certain Beneficial Owners
Heights Capital Management (2)	3,500,000	—	—	—	3,500,000	7.0%
Non-Employee Directors: (3)
Daniel T. Russler	81,264	30,000	11,000	—	122,264	*
Ronald W. Cantwell	84,963	30,000	8,000	—	122,963	*
Tom Wilkinson	82,559	45,000	—	—	127,559	*
Named Executive Officers: (3)
Thomas B. Pickens III	1,598,351	1,328,571	60,000	280,898	3,267,820	6.5%
Eric Stober	103,295	350,000	22,000	—	475,295	1.0%
All Directors and Executive Officers as a Group (5 persons) (4)	1,950,432	1,783,571	101,000	280,898	4,115,901	8.2%

*Indicates beneficial ownership of less than 1% of the outstanding shares of common stock.

1.

Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934. Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by a person, but not deemed outstanding for the purpose of calculating the number and percentage owned by any other person listed. As of January 28, 2022, we had 49,569,113 shares of common stock outstanding.

2.

Information based on Form 13G filed with the SEC by Heights Capital Management on April 19, 2021. Heights Capital Management is a is a private equity firm based in the United States with its principal business conducted at 101 California Street, Suite 3250, San Francisco, California, 94111.

3.	The applicable address for all non-employee directors and named executive officers is c/o Astrotech Corporation, 2105 Donley Drive, Suite 100, Austin, Texas 78758.
4.

Thomas B. Pickens III and Eric Stober are currently the Company’s only Named Executive Officers following the resignation of Rajesh Mellacheruvu as the Company’s Vice President and Chief Operating Officer and as Chief Executive Officer of the 1st Detect subsidiary on April 20, 2021. We had no other Named Executive Officers during the fiscal year ended June 30, 2021 or the period to date.

EXECUTIVE COMPENSATION

The following table and footnotes provide information on compensation for the services of our Named Executive Officers (“NEOs”) for fiscal year 2021 and, where required, fiscal year 2020.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Options ($)(2)	All Other Compensation ($)(3)	Total ($)
Thomas B. Pickens III;	2021	435,170	400,000	21,234	—	23,562	879,966
Chief Executive Officer	2020	429,707	—	39,703	50,634	15,294	535,338

Eric N. Stober;	2021	313,827	150,000	6,066	—	13,201	483,094
Chief Financial Officer	2020	300,500	—	11,344	27,096	977	339,917

Rajesh Mellacheruvu; (4)	2021	258,763	—	21,234	—	8,492	288,489
Chief Operating Officer	2020	278,009	—	39,703	34,779	2,395	354,886

1.

The amounts in this column include restricted stock granted to the NEOs. On December 17, 2018, Mr. Pickens was granted 35,000 shares of restricted stock, Mr. Stober was granted 10,000 shares of restricted stock, and Mr. Mellacheruvu was granted 35,000 shares of restricted stock. These grants vest over a three-year period and represented in this column is the amount that vested during that fiscal year.

2.

The amounts in this column include stock options awards for the NEOs. On May 9, 2017, Mr. Pickens was awarded 40,000 options, Mr. Stober was awarded 20,000 options, and Mr. Mellacheruvu was awarded 25,671 options. These options vest over a three-year period and represented in this column is the amount that vested during that fiscal year.

3.

The amounts in this column include the following: cellular telephone service allowances; matching contributions under our 401(k) savings plan; premiums for insurance plans including, but not limited to, medical, dental, vision, and life; and payments associated with a car allowance for Mr. Pickens.

4.

Effective April 20, 2021, Mr. Mellacheruvu resigned from his positions as the Company’s Vice President and Chief Operating Officer and as Chief Executive Officer of the 1st Detect subsidiary. We had no other Named Executive Officers during the fiscal year ended June 30, 2021 or the period to date.

Employment Agreements

The Company entered into an employment agreement with Mr. Pickens on October 6, 2008, which sets forth, among other things, Mr. Pickens’ minimum base salary, bonus opportunities, provisions with respect to certain payments, and other benefits upon termination of employment under certain circumstances such as without “Cause,” “Good Reason,” or in event of a “Change in Control” of the Company. Please see Potential Payments Upon Termination or Change in Control for a description of such provisions. Pursuant to the employment agreement between the Company and Mr. Pickens, his required minimum annual base salary is $360,000. He is eligible for short-term cash incentives, as are all employees of the Company. The employment agreement between the Company and Mr. Pickens was originally set to expire on October 6, 2010 and will continue to automatically renew for one year renewal terms each year unless 60 days’ prior notice is provided by Mr. Pickens or the Company. Mr. Pickens’ employment agreement includes confidentiality and non-disparagement provisions. None of the other NEOs are party to an employment agreement.

Regarding Ongoing Compensation of Mr. Pickens and Mr. Stober

On March 17, 2021, the Compensation Committee approved a structure to establish a cash bonus and annual equity incentive grants for Mr. Pickens and Mr. Stober. The purpose of this structure is to provide for retention, encourage high levels of performance, align the interests of executives with shareholders, and reduce the uncertainty that existed in their compensation arrangements. The structure proposed is as follows:

	Salary *	Cash Bonus **	Equity Incentive**
Mr. Pickens	450,000	0-100% of Salary	0-100% of Salary
Mr. Stober	350,000	0-50% of Salary	0-100,000 Shares

*   To be set annually at the beginning of each fiscal year.

** To be determined annually after the end of each fiscal year.

Cash Bonus Awards

During fiscal year 2021, the Compensation Committee awarded bonuses to NEOs and employees in recognition of individual performance. Each NEO’s maximum bonus is outlined in the table above, subject to Compensation Committee discretion. During fiscal year 2020, no cash bonus awards were given to NEOs or employees.

Long-Term Equity Compensation Awards

On May 26, 2021 (the “Effective Date”), at the 2020 Annual Meeting of Shareholders, the shareholders of the Company voted to adopt the 2021 Omnibus Equity Incentive Plan (the “2021 Plan”). We also maintain the 2008 Stock Incentive Plan and the 2011 Stock Incentive Plan (collectively, the “Prior Plans”), however, following the Effective Date, no further awards could be issued under the Prior Plans, but all awards under the Prior Plans that are outstanding as of the Effective Date will continue to be governed by the terms, conditions, and procedures set forth in the Prior Plans and any applicable award agreement.

Summary of the 2021 Plan

The 2021 Omnibus Equity Incentive Plan permits the discretionary award of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and incentive awards.

Any employee or consultant of the Company (or its subsidiaries) or a director of the Company who, in the opinion of the Compensation Committee, is in a position to contribute to the growth, development, or financial success of the Company, is eligible to participate in the 2021 Plan. The 2021 Plan permits the plan administrator to select the eligible recipients who will receive awards, to determine the terms and conditions of those awards, including but not limited to the exercise price or other purchase price of an award, the number of shares of common stock or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, and to amend the terms and conditions of outstanding awards. No participant who is a director, but is not also an employee or consultant, of the Company shall receive awards under the 2021 Plan and be paid cash compensation during any calendar year that exceed, in the aggregate, $250,000 in total value.

The maximum number of shares of common stock reserved and available for issuance under the 2021 Plan will be equal to the sum of (i) 1,500,000 shares of common stock; (ii) the number of shares of common stock reserved, but unissued under the Prior Plans; (iii) the number of shares of common stock underlying forfeited awards under the Prior Plans; and (iv) an annual increase on the first day of each calendar year beginning with the first January 1 following the Effective Date and ending with the last January 1 during the initial ten-year term of the 2021 Plan, equal to the lesser of (A) five percent (5%) of the shares of common stock outstanding (on an as-converted basis, which shall include shares of common stock issuable upon the exercise or conversion of all outstanding securities or rights convertible into or exercisable for shares of common stock, including without limitation, preferred stock, warrants or employee options to purchase any shares of common stock) on the final day of the immediately preceding calendar year and (B) such lesser number of shares of common stock as determined by our board of directors; provided that shares of common stock issued under the 2021 Plan with respect to an Exempt Award will not count against the share limit. We use the term “Exempt Award” to mean (i) an award granted in the assumption of, or in substitution for, outstanding awards previously granted by another business entity acquired by us or any of our subsidiaries or with which we or any of our subsidiaries merge, or (ii) an award that a participant purchases at fair market value.

No more than 1,500,000 shares of common stock (as increased on an annual basis, on the first day each calendar year beginning with the first January 1 following the Effective Date and ending with the last January 1 during the initial ten-year term of the Plan, by the lesser of (A) five percent (5%) of the shares of common stock outstanding (on an as-converted basis, which shall include shares of common stock issuable upon the exercise or conversion of all outstanding securities or rights convertible into or exercisable for shares of common stock, including without limitation, preferred stock, warrants or employee options to purchase any shares of common stock) on the final day of the immediately preceding calendar year, (B) 1,500,000 shares of common stock, and (C) such lesser number of shares of common stock as determined by our board of directors) shall be issued pursuant to the exercise of incentive stock options.

New shares reserved for issuance under the 2021 Plan may be authorized but unissued shares of Company’s common stock or shares of Company’s common stock that will have been or may be reacquired by us in the open market, in private transactions or otherwise.  If any shares of Company’s common stock subject to an award are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the participant, the shares of Company common stock with respect to such award will, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for awards under the Plan except that any shares of Company common stock surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of an award will not again be available for awards under the Plan. If an award is denominated in shares of Company’s common stock, but settled in cash, the number of shares of common stock previously subject to the award will again be available for grants under the 2021 Plan. If an award can only be settled in cash, it will not be counted against the total number of shares of common stock available for grant under the 2021 Plan. However, upon the exercise of any award granted in tandem with any other awards, such related awards will be cancelled as to the number of shares as to which the award is exercised and such number of shares of Company’s common stock will no longer be available for grant under the 2021 Plan.

As exhibited by our responsible use of equity over the past several years and good corporate governance practices associated with equity and executive compensation practices in general, the stock reserved under the 2021 Plan will provide us with the platform needed for our continued growth, while managing program costs and share utilization levels within acceptable industry standards.

Equity Compensation Plan Information

The following table summarizes information, as of June 30, 2021, regarding our equity compensation plans pursuant to which grants of stock options, restricted stock, and other rights to acquire shares of the Company’s common stock may be granted from time to time.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders:
2008 Stock Incentive Plan	24,500	$3.69	—
2011 Stock Incentive Plan	251,003	$5.36	—
2021 Omnibus Equity Incentive Plan (1)	—	$ —	1,656,815
Equity compensation plans not approved by security holders:
None	—	$ —	—
Total	275,503	$5.21	1,656,815
1.	The total number of securities available for issuance under the 2021 Plan include 156,815 shares previously available under the Prior Plans.

Outstanding Equity Awards at the End of Fiscal Year 2021

The following table shows certain information about equity awards as of June 30, 2021:

	Option Awards (1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(2)	Number of Securities Underlying Unexercised & Unearned Options (#)(3)	Option Exercise Price ($)	Expiration Date	Number of Shares Not Yet Vested (#)	Market Value of Shares Not Yet Vested at Grant Date ($)
Thomas B. Pickens III	22,500	—	3.55	09/13/21	—	—
	20,000	—	6.00	08/21/22	—	—
	40,000	—	5.85	05/09/27	—	—
	—	—	—	—	1,340,237	2,723,378
Eric N. Stober	2,800	—	3.55	09/13/21	—	—
	2,000	—	6.00	08/21/22	—	—
	20,000	—	5.30	05/09/27	—	—
	—	—	—	—	353,334	718,336
Rajesh Mellacheruvu	8,000	—	2.83	07/19/21	—	—
	34,000	—	7.50	07/19/21	—	—
	25,671	—	5.30	07/19/21	—	—

1.	All exercisable options will expire 90 days after the date of employee’s termination.
2.

Options granted on September 13, 2011 and August 21, 2012 vested upon the Company’s common stock achieving a closing price of $1.50 on October 21, 2013. These options expire 10 years from the grant date.

3.	Options granted vested in equal annual installments over a three-year period and were subject to the NEO’s continuous employment with the Company.

The following table provides information with respect to the vesting of each NEO’s outstanding exercisable options:

Schedule of Vested Astrotech Stock Option Grants	Amount Vested (#)
Thomas B. Pickens III	82,500
Eric N. Stober	24,800

401(k) Savings Plan

We maintain a tax-qualified retirement plan that provides eligible employees, including NEOs, with an opportunity to save for retirement on a tax advantaged basis. All participants’ interests in their deferrals are 100% vested when contributed. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and all contributions, if any, are deductible by the Company when made. The 401(k) plan does not promise any guaranteed minimum returns or above-market returns; the investment returns are dependent upon actual investment results. Accordingly, when determining annual compensation for executive officers, the Company does not consider the individuals’ retirement plan balances and payout projections.

Potential Payments Upon Termination or Change in Control

As noted above, the Company has entered into an employment agreement with Mr. Pickens that provides for payments and other benefits in connection with termination of his employment for a qualifying event or circumstance and for enhanced payments in connection with such termination after a Change in Control (as defined below). A description of the terms with respect to each of these types of terminations follows.

Termination other than after a Change in Control

The employment agreement provides for payments of certain payments and benefits upon the termination of the employment of Mr. Pickens. His rights upon termination of his employment depends upon the circumstances of the termination. For purposes of the employment agreement, Mr. Pickens’ employment may be terminated at any time by the Company upon any of the following:

•	His death;
•	In the event of physical or mental disability where Mr. Pickens is unable to perform his duties;
•

For Cause or Material Breach where Cause is defined as conviction of certain crimes and/or felonies, and Material Breach is defined to include certain specified failures of Mr. Pickens to perform duties or uphold fiduciary responsibilities; or

•	Otherwise at the discretion of the Company and subject to the termination obligations set forth in the employment agreement.

Mr. Pickens may terminate his employment at any time upon any of the following:

•	His death;
•	In the event of physical or mental disability where Mr. Pickens is unable to perform his duties;
•	The Company’s material reduction in Mr. Pickens’ authority, perquisites, position, title or responsibilities or other actions that would give Mr. Pickens the right to resign for “Good Reason;” or
•	Otherwise at the discretion of Mr. Pickens and subject to the termination obligations set forth in the employment agreement.

In the event Mr. Pickens’ employment is terminated by the Company (other than for Cause) or due to his death or physical or mental disability or by Mr. Pickens with “Good Reason”, then he shall be eligible to receive (i) a cash lump sum payment equal to his highest base salary in effect at any time during the 12 month period before his termination, and an amount, as determined by the compensation committee in its discretion, equal to between 0-50% of the annualized average of the annual bonuses paid or payable to Mr. Pickens for the three immediately preceding years; (ii) continuation of his group health coverage under COBRA at the same cost charged to active employees; and (iii) acceleration of the vested of any equity awards outstanding at the time of his termination, and extension of the exerciser period for any options for the one year period after the termination date.  Mr. Pickens must sign a release agreement in order to be eligible to receive any severance payments or benefits.

Termination after a Change in Control

A termination after a Change in Control is similar to the severance provisions described above, except that the base salary payable to Mr. Pickens is increased to one and one-half times, rather than one times his base salary and annualized average bonuses if his employment is terminated within 12 months following a Change in Control. A Change in Control for this purpose is defined to mean (i) the acquisition by any person or entity of the beneficial ownership of securities representing 50% or more of the outstanding securities of the Company having the right under ordinary circumstances to vote at an election of the Board of Directors of the Company; (ii) the date on which the majority of the members of the Board of Directors of the Company consists of persons other than directors nominated by a majority of the directors on the Board of Directors at the time of their election; and (iii) the consummation of certain types of transactions, including mergers and the sale or other disposition of all, or substantially all, of the Company’s assets.

As with the severance provisions described above, the rights to which Mr. Pickens is entitled under the Change in Control provisions upon a termination of employment are dependent on the circumstances of the termination. The definitions of Cause and other reasons for termination are the same in this termination scenario as in a termination other than after a Change in Control.

DIRECTOR COMPENSATION

Overview

Astrotech’s director compensation program consists of cash-based as well as equity-based compensation. The equity component of Astrotech’s director compensation program is designed to build an ownership stake in the Company while conveying an incentive to directors relative to the returns recognized by our shareholders.

Cash-Based Compensation

Effective January 4, 2021, the Company’s directors, other than the Chairman of the Audit Committee, earn an annual cash stipend of $30,000. The Chairman of the Audit Committee earns an annual stipend of $38,500, recognizing the additional duties and responsibilities of this role. These stipends are generally paid on a quarterly basis.

All directors are reimbursed ordinary and reasonable expenses incurred in exercising their responsibilities in accordance with the Business Expense Reimbursement policy applicable to all employees of the Company.

Equity-Based Compensation

Under provisions adopted by the Board of Directors, each non-employee director receives 5,000 shares of restricted Common Stock issued upon his first election to the Board of Directors, subject to board discretion. Other stock awards are given to the directors at the discretion of the Compensation Committee. Restricted stock and stock options granted typically terminate in 10 years. Already vested shares do not expire upon termination of the director’s term on the Board of Directors.

Effective January 4, 2021, the Company’s directors earn equity-based compensation of $50,000 annually.

Pension and Benefits

The non-employee directors are not eligible to participate in the Company’s benefits plans, including the 401(k) plan.

Indemnification Agreements

The Company is party to indemnification agreements with each of its directors and executive officers that require the Company to indemnify the directors and executive officers to the fullest extent permitted by Delaware state law. The Company’s Certificate of Incorporation also requires the Company to indemnify both the directors and executive officers of the Company to the fullest extent permitted by Delaware state law.

Fiscal Year 2021 Non-Employee Director Compensation Table

The table below provides the compensation earned or paid in cash or stock awards to each non-employee director as of June 30, 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Mark Adams (1)	61,500	—	61,500
Daniel T. Russler, Jr.	41,375	38,875	80,250
Ronald W. Cantwell	53,500	46,750	100,250
Tom Wilkinson	43,375	40,875	84,250
Total	199,750	126,500	326,250

1.	Mr. Adams resigned from the Board of Directors on December 31, 2020.

The table below provides the number of outstanding stock options and unvested restricted stock held by each non-employee director as of June 30, 2021.

Name	Aggregate Number of Options Outstanding (#)	Aggregate Number of Unvested Restricted Stock Shares Outstanding (#)
Mark Adams (1)	17,000	—
Daniel T. Russler, Jr.	17,000	31,666
Ronald W. Cantwell	8,000	33,334
Tom Wilkinson	—	50,000
Total	42,000	115,000

1.	Mr. Adams resigned from the Board of Directors on December 31, 2020, at which time his remaining unvested restricted stock shares were canceled.

PROPOSAL 2 – RATIFICATION OF INDEPENDENT AUDITOR

On April 11, 2019, the Astrotech Audit Committee engaged Armanino LLP as independent auditor for the fiscal year ended June 30, 2019.

With regards to this proposal, the Board of Directors is requesting the shareholders to ratify the appointment of Armanino LLP as the Company’s independent auditor for the fiscal year ending June 30, 2022. The ratification of the appointment of Armanino LLP as our Independent Registered Public Accounting Firm for fiscal year 2022 requires the affirmative vote of a majority of the total number of votes cast at the Annual Meeting by the holders of shares of our Common Stock.

Ratification Requirements and Governance

There is no requirement that the Company submit the appointment of independent auditors to shareholders for ratification or for the appointed auditors to be terminated if the ratification fails, but Astrotech believes that it is sound corporate governance to submit the matter to shareholder vote. The Sarbanes-Oxley Act of 2002 states the Audit Committee is solely responsible for the appointment, compensation, and oversight of the independent auditor. As such, the Audit Committee may consider the appointment of other Independent Registered Public Accounting Firm if the shareholders choose not to ratify the appointment of Armanino LLP. Additionally, the Audit Committee may terminate the appointment of Armanino LLP as the Company’s Independent Registered Public Accounting Firm without the approval of the shareholders whenever the Audit Committee deems such termination appropriate.

Independence

In making its recommendation to ratify the appointment of Armanino LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2022, the Audit Committee has considered whether the provision of non-audit services by Armanino LLP is compatible with maintaining the independence of Armanino LLP. Although Armanino LLP is engaged to provide tax preparation work, the Audit Committee believes the non-audit services provided do not hinder their independence to Astrotech.

Annual Meeting Representation

Representatives of Armanino LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions from the shareholders present.

Audit Committee Pre-Approval Policy

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of Armanino LLP, the Company’s Independent Registered Public Accounting Firm. The Audit Committee’s policy requires the pre-approval of all audit and permissible non-audit services to be provided by independent auditors in order to assure that the provision of such services does not impair the auditor’s independence. The policy, as amended, provides for the general pre-approval of specific types of services and gives detailed guidance to management as to the specific audit, audit-related, and tax services that are eligible for general pre-approval. For both audit and non-audit pre-approvals, the Audit Committee will consider whether such services are consistent with applicable law and SEC rules and regulations concerning auditor independence.

The policy delegates to the Chairman of the Audit Committee the authority to grant certain specific pre-approvals, provided that the Chairman of the Audit Committee is required to report the granting of any pre-approvals to the Audit Committee at its next regularly scheduled meeting. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve services performed by the independent auditors.

Requests for pre-approval of services must be detailed as to the particular services proposed to be provided and are to be submitted by the CFO. Each request generally must include a detailed description of the type and scope of services, a proposed staffing plan, a budget of the proposed fees for such services, and a general timetable for the performance of such services.

Audit Fees

Audit fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements, for the review of the interim condensed consolidated financial statements included in quarterly reports, services that are normally provided by Armanino LLP in connection with statutory and regulatory filings or engagements and attest services, except those not required by statute or regulation. The aggregate fees billed for the fiscal year 2021 for professional services rendered by Armanino LLP were $73,000. The aggregate fees billed for the fiscal year 2020 for professional services rendered by Armanino LLP were $33,000.

Audit-Related Fees

Audit-related fees consist of fees for due diligence, comfort letters, and consents related to several equity offerings. The aggregate fees billed by Armanino LLP for the fiscal year ended June 30, 2021 were $38,000. There were no audit-related fees billed by Armanino for the fiscal year ended June 30, 2020.

Tax Fees

Tax fees consist of tax compliance and preparation and other tax services. Tax compliance and preparation consist of fees billed for professional services related to federal and state tax compliance and assistance with tax return preparation. This fee includes services charged related to our R&D tax credits. The aggregate fees billed for the fiscal year 2021 for professional services rendered by Armanino LLP were $17,110. The aggregate fees billed for the fiscal year 2020 for professional services rendered by Armanino LLP were $4,740.

All Other Fees

The Company paid no other fees to Armanino LLP during the fiscal years 2021 and 2020.

Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARMANINO LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2022.

PROPOSAL 3 – SAY-ON-PAY ADVISORY VOTE ON THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

General

Shareholders are being asked to approve on an advisory basis the compensation of our named executive officers required under Section 14A of the Securities Exchange Act of 1934, as amended, including the compensation tables and related material included in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a shareholder, the opportunity to express your reviews on our named executive officers’ compensation. Your vote is not intended to address any specific item of our compensation program, but rather to address our overall approach to the compensation of our named executive officers described in this Proxy Statement.

As described under “Executive Compensation,” our executive compensation programs are designed to be competitive with those of other companies that compete for highly skilled technical employees and executives. Our performance-based compensation system is intended to include incentives for innovation and entrepreneurial spirit. The Compensation Committee oversees our executive compensation program, including the compensation of our named executive officers. All members of our Compensation Committee are independent directors within the meaning of NASDAQ listing standards.

The Compensation Committee strives to achieve our strategic objectives by designing our compensation program to offer competitive base compensation to attract and retain experienced, qualified executives while offering incentives to foster the innovation and entrepreneurial spirit necessary for executing our business strategy and rewards for successful achievement of performance goals. In designing our executive compensation program, we are guided by four principles:

•	Establish target compensation levels that are competitive within the industries and the geographic regions in which we compete for executive talent;
•	Structure executive compensation so that our executives share in Astrotech’s successes and failures by correlating compensation with target levels based upon business performance;
•	Link pay to performance by making a percentage of total executive compensation variable, or “at risk”, through an annual determination of performance-based incentive compensation; and
•	Align a portion of executive pay with shareholder interests through equity awards.

Our Compensation Committee and our Board believe our overall process effectively implements our compensation philosophy and achieves our goals. Accordingly, we ask you to vote FOR the following resolution at our Annual Meeting:

“RESOLVED, that Astrotech Corporation’s shareholders approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant Section 14A of the Securities Exchange Act of 1934, as amended, including the compensation tables and related narrative discussion.”

This vote on the named executive officer’s compensation is advisory, and therefore will not be binding on the Company and will not affect, limit or augment any existing compensation or awards. However, we value our shareholders’ opinions and the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements.

Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SAY-ON-PAY PROPOSAL.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has established an Audit Committee of independent directors which operates under a written charter adopted by the Board of Directors. The charter was amended and restated in July 2015. Astrotech’s management is responsible for establishing a system of internal controls and for preparing the Company’s consolidated financial statements in accordance with U.S. generally accepted accounting principles. Astrotech’s independent auditors are responsible for auditing the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing their report based on that audit. Under the Audit Committee’s charter, the primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities as to (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements and the Company’s Code of Business Conduct and Ethics, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the independent auditors. The Audit Committee is also directly responsible for selecting and evaluating the independent auditors, reviewing, with the independent auditors, the plans and scope of the audit engagement, and reviewing with the independent auditors their objectivity and independence.

Most members of the Audit Committee are not professional accountants or auditors and, in performing their oversight role, rely without independent verification on the information and representations provided to them by management and Astrotech’s independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to certify that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with accounting principles generally accepted in the United States, or that Astrotech’s independent auditors are in fact “independent” for fiscal year 2021. The Board of Directors has determined that for fiscal year 2021, Ronald W. Cantwell, Daniel T. Russler, Jr., and Tom Wilkinson were audit committee financial experts and such persons are independent as defined under the federal securities laws.

In connection with the preparation of the audited financial statements included in Astrotech’s annual report on Form 10-K for the year ended June 30, 2021:

•	The Audit Committee reviewed and discussed the audited financial statements with the independent auditors and management.
•

The Audit Committee discussed with the independent auditors the matters required to be discussed by PCAOB Auditing Standard AS 1301, Communications with Audit Committees. In general, this auditing standard requires the auditors to communicate to the Audit Committee certain matters that are incidental to the audit, such as any initiation of, or changes to, significant accounting policies, management judgments, accounting estimates and audit adjustments, disagreements with management, and the auditors’ judgment about the quality of the Company’s accounting principles.

•

The Audit Committee received from the independent auditors written disclosures and the letter regarding their independence required by PCAOB Rule 3526, and discussed with the auditors their independence. In general, PCAOB Rule 3526 requires the auditors to disclose to the Audit Committee any relationship between the auditors and its related entities and Astrotech that in the auditors’ professional judgment may reasonably be thought to bear on independence. The Audit Committee also considered whether the independent auditors’ provision of non-audit services to Astrotech was compatible with maintaining their independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended June 30, 2021 be included in Astrotech’s annual report on Form 10-K filed with the SEC.

This report is submitted by the Audit Committee of the Board of Directors.

The members of the Audit Committee are:

Ronald W. Cantwell (Chairman)
Daniel T. Russler, Jr.

Tom Wilkinson

The foregoing Audit Committee Report shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

ADDITIONAL INFORMATION

Proxy Solicitation Expense

The Company will bear all expenses of the solicitation, including the cost of preparing and mailing the proxy materials. In addition to solicitation by mail, officers and employees of the Company, without receiving any additional compensation, may solicit proxies personally or by telephone or facsimile. For the Annual Meeting, the Company will engage Morrow Sodali LLC (“Morrow”) to assist us with the solicitation of proxies and related services for a fee of approximately $15,000, plus reasonable out-of-pocket expenses. In addition, we have retained Morrow to request brokerage houses, banks, and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares and will reimburse them for their expenses in doing so. The Company does not anticipate that the costs and expenses incurred in connection with this proxy solicitation will exceed those normally expended for a proxy solicitation for those matters to be voted on in the Annual Meeting.

Deadline for Submission of Shareholder Proposals for Next Year’s Annual Meeting

Shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2022 Annual Meeting of Shareholders must submit the proposal to us at our corporate headquarters no later than October 5, 2022, which proposal must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Shareholders who intend to present a proposal at our 2022 Annual Meeting of Shareholders without inclusion of the proposal in our proxy materials are required to provide notice of such proposal to our Corporate Secretary so that such notice is received by our Corporate Secretary at our principal executive offices on or after November 25, 2022 but no later than December 25, 2022. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Discretionary Voting of Proxies on Other Matters

The Board of Directors for the Company knows of no matters to be presented at the Annual Meeting other than those described in this Proxy Statement. In the event that other business properly comes before the meeting, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

Householding of Proxy Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple shareholders in your household. The Company will promptly deliver a separate copy of either document to you if you call or write us at the following address and telephone number: 2105 Donley Drive, Suite 100, Austin, Texas 78758, Attention: Secretary; telephone: (512) 485-9530. If you would prefer to receive separate copies of the Company’s annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address or telephone number.

OTHER MATTERS

We do not intend to bring any other matters before the Annual Meeting, nor are we aware of any other matters that are to be properly presented to the Annual Meeting by others. In the event that other matters do properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the Proxy to vote such Proxy in accordance with their best judgment on such matters.

The Form 10-K, including the Company’s audited financial statements for the year ended June 30, 2021, is being distributed to all shareholders of record as of the record date.

By Order of the Board of Directors,

Eric Stober Chief Financial Officer, Treasurer and Secretary Austin, Texas

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE

Board of Directors recommends a vote **FOR** the election of all director nominees and **FOR** proposals 2 and 3.

1: Election of Directors

01 Thomas B. Pickens III
02 Daniel T. Russler, Jr.
03 Ronald W. Cantwell
04 Tom Wilkinson

VOTE FOR ALL NOMINEES	WITHHOLD VOTE FROM ALL NOMINEES	FOR ALL EXCEPT (See Instructions below)
☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any nominee, mark the "Exception" box and write the number(s) in the space provided below.

____

	FOR	AGAINST	ABSTAIN
2: Ratify Armanino LLP as the independent auditor.	☐	☐	☐
3: Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐

☐ **To attend the meeting and vote your shares in person, please mark this box.**

Authorized Signatures - This section must be completed for your vote to be counted.

Date: ______________________________, 2022

____
Please Sign Here

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